EXHIBIT 10.14


                                ROUNDY'S, INC.



                       2001 INCENTIVE COMPENSATION PLAN

                                    PART I
                                    ------



                      ESTABLISHMENT OF THE PLAN; PURPOSES





1.1  Establishment of Plan.
     ----------------------
     Roundy's, Inc. (the "Company") hereby establishes the Roundy's, Inc.
2001 Incentive Compensation Plan (the "Plan"). The Plan is intended to recognize and reward the contributions of key employees of the Company and its Subsidiaries to the success of the Company, by providing opportunities for both an annual cash bonus and long term incentive compensation tied to the growth of the Company's stockholders' equity.

1.2  Nature of the Plan.
     -------------------
     The Plan is unfunded, and compensation payable under the Plan is payable solely from the general assets of the Company. Participants in the Plan will not, by virtue of their participation in the Plan, have any rights to receive or own any stock of the Company.

1.3  No Employment Rights.
     ---------------------
     The Plan shall not be construed as conferring upon any individual any rights to continued employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any individual or to take any other action affecting such individual.

                                    PART II
                                    -------


                                  DEFINITIONS



As used in this Plan, the following terms have the following meanings:



2.1  "Affiliate" means:
      ---------
     (a) any Person who directly or indirectly controls, is controlled by or is under common control with another Person;

     (b) any Person who owns (of record or beneficially) or controls ten percent (10%) or more of the outstanding voting securities of another Person;

     (c)  any Person who is an officer, director or partner of another
          Person; or

     (d) any corporation or partnership of which another Person is an officer, director or partner.

2.2  "Annual Bonus Plan" means the annual bonus plan described in
      -----------------
      Part IV of this Plan.

2.3  "Award" means an award of Performance Units under Part V of
      -----
      this Plan. An Award will deemed to have been made when the Committee adopts a resolution identifying a Participant by name and designating the number of Performance Units awarded to that Participant.

2.4  "Award Pool" has the meaning given it in Section 5.3 below.
      ----------

2.5  "Base Compensation" for any period, means the remuneration
      -----------------
      paid in cash to the Participant by the Company (and/or its Subsidiaries, as applicable) for that period, as reported on the Participant's federal income tax withholding statement (Form W-2). Notwithstanding the foregoing, Base Compensation shall also include employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under Section 125, 402(e)(3), 402(h) or 403(b) of the Code, plus any amounts deferred into the Roundy's, Inc. Deferred Compensation Plan, but Base Compensation shall not include any amounts representing income attributable to the exercise of Options or SARs under the 1991 Stock Incentive Plan, nor any Bonuses, Awards or other compensation paid or payable under this Plan or its predecessor plans, nor any bonuses or similar incentive compensation paid or payable under any bonus plans subsequently implemented by the Company.

2.6  "Board" means the Board of Directors of the Company.
      -----

2.7  "Bonus" means an amount paid or payable to a
      -----
      Participant under Part IV of this Plan.


2.8  "Book Value" means the book value per share of the Company
      ----------
      Stock as determined on the basis of the Company's audited, consolidated financial statements, as determined by the independent certified accountants of the Company who audit the Company's financial statements, but with the same adjustments as are made by the Company to determine and report book value for purposes of the Company's policy relating to redemption of its stock. Notwithstanding the foregoing, for any fiscal year in which the Company's Book Value is affected (positively or negatively) by any disruption of its business due to a Casualty, for purposes of this Plan the Committee may, in its discretion, with the concurrence of the Board, elect either to adjust the Company's Book Value per share as of the end of such fiscal year to reverse the effects of such Casualty on Book Value, or to adjust the Company's Budgeted Book Value per share as of the end of such year, to reflect in such Budgeted Book Value the effects of such Casualty.

2.9  "Budgeted," when used with reference to any measure of the
      --------
      financial condition or performance of the Company, means the amount reflected in or implied by the Company's annual operating budget for the year in question as approved by the Board.

2.10 "Casualty" means any material adverse affect on the
      --------
      Company's business, or material loss of or damage to its property, caused by fire, flood, accident, war (whether or not declared), riot, insurrection, acts of God or other similar causes which are beyond the reasonable control of the Company.

2.11 "Change in Control" means the occurrence of:
      -----------------
     (a) a sale, assignment or transfer by the Company of all, or substantially all, of its operating assets or business in a single transaction, or a series of related transactions, except any sales, assignments or transfers to Affiliates of the Company;

     (b) the merger, consolidation or reorganization of the Company with or into any other corporation or corporations, other than Affiliates of the Company, or other similar business combination or reorganization; or

     (c) the acquisition, by any Person or group of Persons acting in concert, other than Affiliates of the Company, directly or indirectly, of Company Stock which, when added to other shares of Company Stock held by such Person or group of Persons, results in such Person or group of Persons holding a majority of the issued and outstanding shares of any class of the common stock of the Company.

2.12 "Code" means the Internal Revenue Code of 1986, as amended from time
      ----
      to time, and any successor or substitute statute.

2.13 "Committee" means the Executive Compensation Committee of
      ---------
      the Board which shall consist of three (3) Directors who are not employees or officers of the Company plus the Company's chief executive officer (who shall be a non-voting member of the Committee).

2.14 "Company" means Roundy's, Inc., a Wisconsin corporation.
      -------

2.15 "Company Stock" means the Class B Common Stock of the
      -------------
      Company of the par value of $1.25 per share and such other stock and securities as may be substituted therefor pursuant to Section 6.3.

2.16 "CPI - U" means the Consumer Price Index - All Urban
      -------
      Consumers, for food and beverage commodities, as published from time to time by the United States Bureau of Labor Statistics (or, in the event such Index is not published, such other comparable index as the Committee may select).

2.17 "Director" means a member of the Board.
      --------

2.18 "EBITDA" means the Company's earnings before interest,
      ------
      taxes, depreciation and amortization, as determined on the basis of the Company's audited, consolidated financial statements in accordance with generally accepted accounting principles applied on a consistent basis. Notwithstanding the foregoing, for any fiscal year in which the Company's EBITDA is affected (positively or negatively) by any disruption of its business due to a Casualty, for purposes of this Plan the Committee may, in its discretion, with the concurrence of the Board, elect either to adjust the Company's EBITDA for such fiscal year to reverse the effects of such Casualty on such fiscal year's EBITDA, or to adjust the Company's Budgeted EBITDA for such year, to reflect in such Budgeted EBITDA the effects of such Casualty.

2.19 "Eligible Employees" means those persons who are elected or
      ------------------
      appointed officers of the Company (but not its Subsidiaries) and those persons holding the title of "Division President" of the Company or any of its Subsidiaries.

2.20 "Long Term Incentive Plan" means the long term incentive
      ------------------------
      compensation plan described in Part V of this Plan.

2.21 "Participant" means an Eligible Employee who has been
      -----------
      selected and approved for participation under Part IV or Part V of this Plan in the manner provided in said Parts.

2.22 "Performance Criterion Percentage"  has the meaning given it in
      --------------------------------
      Section 5.2 below.

2.23 "Performance Period" means a period consisting of three (3)
      ------------------
      consecutive fiscal years of the Company (unless a shorter period applies under Section 5.10), during which the Company's performance is measured against a pre-established Performance Criterion Percentage.

2.24 "Performance Unit" means a right to receive incentive
      ----------------
      compensation, subject to Part V of this Plan, in an amount determined under Part V of this Plan based on the Book Value of one share of Company Stock.

2.25 "Plan" means this Roundy's, Inc. 2001 Incentive Compensation
      ----
      Plan, as it may be amended from time to time.

2.26 "Subsidiary" means any corporation, now or hereafter in existence, in
      ----------
      which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).

2.27 "Total Book Value Increase"  has the meaning given it in Section 5.3 below.
      -------------------------

2.28 "Total Revenue" means the dollar amount of "Net Sales and
      -------------
      Service Fees" as reported by the Company on its audited consolidated financial statements for any fiscal year. Notwithstanding the foregoing, for any fiscal year in which the Company's Total Revenue is affected (positively or negatively) by any disruption of its business due to a Casualty, for purposes of this Plan the Committee may, in its discretion, with the concurrence of the Board, elect either to adjust the Company's Total Revenue for such fiscal year to reverse the effects of such Casualty on that fiscal year's Total Revenue, or to adjust the Company's Budgeted Total Revenue for such year (or in the case of Section 5.3.1(a), to adjust Total Revenue for the preceding fiscal year), to reflect in such Budgeted (or prior year's) Total Revenue the effects of such Casualty. Further notwithstanding the foregoing, if in any fiscal year the Company either (i) acquires any business or business unit (an "Acquired Business Unit"), or (ii) divests of any business or business unit theretofore operated by the Company (or any Subsidiary) (a "Divested Business Unit"), and if such acquisition or divestiture was not reflected in the Budgeted Total Revenues for that fiscal year, then the Total Revenues of the Company for such fiscal year will be adjusted by eliminating any revenues of the Acquired Business Unit that would otherwise be included therein, and the Budgeted Total Revenues for the fiscal year will be adjusted by eliminating therefrom all revenues of the Divested Business Unit that otherwise were included therein. For purposes of clause (a) of Section
      5.3.1 only, however, adjustments for Acquired and Divested Business Units will be made under the provisions of that Section, and not under the preceding sentence.

2.29 "Vested Unit Value" of a Performance Unit means the Book Value of one
      -----------------
      share of Company Stock as of the end of the fiscal year of the Company that ends on or immediately prior to the date on which such Performance Unit becomes Vested, as provided in Part V of this Plan.

                                   PART III
                                   --------


                                  COMMITTEE



3.1   Administration.  The Plan shall be administered by the
      --------------
      Committee. The Committee shall hold meetings upon such notice and at such place or places, and at such time or times as it may from time to
      time determine.   A majority of the members of the Committee at the time
      in office shall constitute a quorum for the transaction of business, and the acts of a majority of the members participating in any meeting at which a quorum is present shall be the acts of the Committee. The Committee may act without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Committee and filed with the minutes of the Committee.

3.2   Authority of Committee.  Subject to the provisions of the Plan and the
      ----------------------
      ultimate authority of the Board, the Committee shall have full and complete discretionary authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation and administration of the Plan shall be final, conclusive and binding on all Participants. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                                    PART IV
                                    -------


                               ANNUAL BONUS PLAN



4.1   Participants.  For any fiscal year, the Participants in the
      ------------
      Annual Bonus Plan described in this Part IV will consist of those Eligible Employees who are (a) recommended for participation by the President or Chief Executive Officer of the Company and (b) approved for participation by the Committee and the Board.

      4.1.1   Annual Designation.  Participants generally will be
              ------------------
      designated once for each fiscal year, it being expected that such designation will normally take place at the time of the meeting of the Board in December of the preceding year. Except as provided in Section
      4.1.2 below, individuals so designated will be Participants as of the beginning of the fiscal year for which they are so designated, provided they were Eligible Employees as of the beginning of that year.

      4.1.2   Mid-Year Designations.  When deemed appropriate by the
              ---------------------
      Chief Executive Officer, the Committee and the Board, an
      Eligible Employee may be designated as a Participant in the Annual
      Bonus Plan at a later time during any fiscal year. In that event, such individual's participation shall commence as of the date on which he or she is so designated, and for the fiscal year in which that date occurs any Bonus awarded to such Participant for such year will be determined on the basis of the Base Compensation paid to such individual for the portion of such fiscal year following the date on which his or her participation began; provided, that any person who is designated as a Participant after the 180th day of any fiscal year shall not become a Participant until the succeeding fiscal year.

4.2   Establishment of Performance Criteria.  For each fiscal year
      -------------------------------------
      the Board, upon the recommendation of the Committee, will adopt bonus criteria, which may be based on the Company's revenues, profits, EBITDA, increases in Book Value, or such other factors as the Committee and the Board determine to be appropriately reflective of the Company's financial performance ("Bonus Criteria"). The Bonus Criteria will provide for differing levels of Bonus compensation to be payable based on the extent to which the Company's actual performance for the fiscal year compares to the designated Bonus Criteria. The designation of Bonus Criteria will be made at the outset of each fiscal year, normally at the meeting of the Board in December of the preceding year.

4.3   Determination and Payment of Bonus Awards.  Following the end of each
      -----------------------------------------
      fiscal year (promptly after the Company's audited, consolidated financial statements for that year have been issued), the Committee will determine the extent to which the Company's performance has met or exceeded the Bonus Criteria for such fiscal year, and award Bonuses to Participants for such year based on the Participant's Base Compensation for such year. Bonuses so awarded will be paid in cash in the payroll period immediately following their award, or as soon thereafter as practical.
      No Participant will be eligible to receive payment of any Bonus awarded under this Part IV unless such Participant remains employed by the Company or a Subsidiary continuously through and including the date on which such Bonus is paid and remains an Eligible Employee on that payment date; provided, that if a Participant dies after the end of a fiscal year for which he or she would otherwise have been entitled to a Bonus hereunder (but prior to the payment of such bonus) and at the time of his or her death was employed by the Company or any Subsidiary and was an Eligible Employee, then the Bonus to which such Participant otherwise would be entitled shall be paid to such Participant's estate. No awards will be made for a fiscal year in which a Change in Control occurs.

4.4   Optional Deferral of Annual Bonus.  A Participant may elect
      ---------------------------------
      to defer receipt of any Bonus under this Part IV if, prior to the last day of the 9th month of the fiscal year for which (i.e., on the basis of the Company's performance during which) such bonus would otherwise be paid, such Participant notifies the Committee, in writing (in such manner as the Committee may establish) of his or her election so to defer. At such time as the Bonus for such fiscal year would otherwise be paid (subject to the conditions otherwise applicable hereunder), the amount of the Bonus that would otherwise be payable to such Participant will be treated as compensation deferred by such Participant under the Roundy's Inc. Deferred Compensation Plan or such other deferred compensation plan as the Company may at that time have in effect.

                                    PART V
                                    ------


                           LONG TERM INCENTIVE PLAN



5.1   Participants.  For any Performance Period, the Participants
      ------------
      in the Long Term Incentive Compensation Plan described in this Part V will consist of those Eligible Employees who are (a) recommended for participation by the President or Chief Executive Officer of the Company and (b) approved for participation by the Committee and the Board.

      5.1.1   Annual Designation.  Participants generally will be
              ------------------
      designated once for each fiscal year, it being expected that such designation will normally take place at the time of the meeting of the Board in December of the preceding year . Except as provided in Section
      5.1.2 below, individuals so designated will be Participants as of the beginning of the fiscal year for which they are so designated, provided that they were Eligible Employees as of the beginning of that year.

      5.1.2  Mid-Year Designations.  When deemed appropriate by the
             ---------------------
      Chief Executive Officer, the Committee and the Board, an Eligible Employee may be designated as a participant at a later time during any fiscal year in a Performance Period. In that event, such individual's participation shall commence as of the date on which he or she is so designated, and for the fiscal year in which that date occurs any Award granted to such participant will be determined (under Section 5.4 below) on the basis of the Base Compensation paid to such individual for the portion of such fiscal year following the date on which his or her participation began.

      5.1.3  Participation for Entire Performance Period.  After an
             -------------------------------------------
      Eligible Employee has been designated as a Participant under this Section V for any Performance Period, he or she will remain a Participant for the remainder of that Performance Period, unless and until he or she ceases to be an Eligible Employee.

5.2   Establishment of Performance Criteria.  For each Performance
      -------------------------------------
      Period, the Board, upon the recommendation of the Committee, will adopt a performance criterion, consisting of a designated percentage of the annual increase in the total Book Value of all outstanding shares of Company Stock ("Performance Criterion Percentage"). Such designation will be made at the outset of each Performance Period, normally at the meeting of the Board in December of the year preceding the first fiscal year of such Performance Period, and the same designated percentage will apply as the Performance Criterion Percentage for all three years in that Performance Period.

5.3   Determination of Award Pool.  Following the end of each fiscal year in a
      ---------------------------
      Performance Period (promptly after the Company's audited, consolidated financial statements for that year have been issued), the Committee will determine the "Award Pool" for that year, in the manner provided in this section. The dollar amount of the increase (if any) in the Book Value per share of the Company's Stock between the beginning and end of the fiscal year will be determined, and that amount will be multiplied by the weighted average number of shares of Company Stock (of all classes) outstanding during that year (such weighted average to be determined on the basis of the number of shares outstanding as of the end of each of the Company's twelve accounting periods during the year). The resulting dollar amount ("Total Book Value Increase") will be multiplied by the Performance Criterion Percentage in effect for such Performance Period, and the resulting product will constitute the "Award Pool" for that year.

      5.3.1  Minimum Performance.  Notwithstanding the foregoing,
             -------------------
      however, the Award Pool for any fiscal year will be zero ($0) unless, for that year, both of the following conditions are met: (a) the percentage increase in Total Revenues for that fiscal year over the Total Revenues of the immediately preceding year is at least one percentage point (1%) greater than the percentage increase over the same period in the CPI-U; and (b) the percentage increase in the Book Value per share of the Company Stock for that fiscal year is not less than ten percent (10%). For purposes of the foregoing clause (a), however, if in any fiscal year the Company either (i) acquires any business or business unit (an "Acquired Business Unit"), or (ii) divests of any business or business unit theretofore operated by the Company (or any Subsidiary) (a "Divested Business Unit"), then the Total Revenues of the Company for such fiscal year will be adjusted by eliminating any revenues of the Acquired Business Unit that would otherwise be included therein, and the Total Revenues of the preceding fiscal year will be adjusted by eliminating therefrom all revenues of the Divested Business Unit that otherwise were included therein.

      5.3.2  Ceiling on Award Pool.  In determining the Award Pool for any
             ---------------------
      fiscal year, in no event will the Total Book Value Increase taken into account under this Section 5.3 exceed one hundred ten percent (110%) of the amount the Company had Budgeted as the Total Book Value Increase for such year.

5.4   Apportionment of Award Pool Among Participants.  The total
      ----------------------------------------------
      Award Pool for any fiscal year will be apportioned among the Participants for that year (subject to the last sentence of this Section 5.4) in proportion to their respective amounts of Base Compensation for that year (subject to Section 5.1.2 in the case of persons who are designated as Participants under that Section); provided, that in making such apportionment, the Base Compensation of Participants who are division presidents (and not elected or appointed corporate officers) shall be taken into account at one-half (1/2) of its actual amount. A Participant will be eligible to share in the Award Pool for any fiscal year only if such Participant remains employed by the Company or a Subsidiary, and remains an Eligible Employee, as of the date on which Performance Units for that fiscal year are awarded, as provided in Section 5.5 below.

5.5   Award of Performance Units.  The amount of the Award Pool apportioned to
      --------------------------
      a Participant as provided above will be converted into Performance Units, by dividing the Participant's share of the Award Pool by the Book Value as of the end of the fiscal year for which such Award is made. The resulting number of Performance Units (rounded upward to the next whole
      Unit) will be awarded to the Participant for that fiscal year. Such Awards will be made annually as soon as practical after the Book Value of the Company Stock as of the fiscal year-end has been finally determined.

5.6   Vesting of Performance Units.  Subject to Section 5.7 below,
      ----------------------------
      Performance Units awarded to Participants will vest according to the following schedule, if and only if the Participant remains employed by the Company or a Subsidiary continuously through and including the applicable vesting date (whether or not he or she remains an Eligible Employee on the applicable vesting date): As of the close of business on the last day of the Company's first fiscal year immediately following the fiscal year of the Performance Period for which Performance Units were awarded, one-third (1/3) of such Performance Units will vest; as of the close of business on the last day of the second fiscal year following the year of the Performance Period for which Performance Units were awarded, a second third of such Performance Units will vest; and as of the close of business on the last day of the third fiscal year following the year of the Performance Period for which Performance Units were awarded, the remaining third of such Performance Units will vest. Upon the termination, for any reason whatsoever, of a Participant's employment with the Company and its Subsidiaries, any Performance Units which are then not vested will be forfeited entirely.

             By way of example, assume the Company has a Performance Period consisting of its fiscal years 2001, 2002 and 2003. If 300 Performance Units are awarded in April 2002 based upon the Company's performance for fiscal 2001, one-third (1/3) of such units will vest on the last day of fiscal 2002, a second third will vest on the last day of fiscal 2003, and the remainder will vest on the last day of fiscal 2004. Units will not vest proportionately between fiscal year ends.



5.7   Acceleration of Vesting Upon Change of Control.
      ----------------------------------------------
      Notwithstanding the preceding Section 5.6, all unvested Performance Units will vest immediately upon the occurrence of a Change in Control.

5.8   Payment for Vested Performance Units.  At such time as any
      ------------------------------------
      Performance Unit becomes vested, subject to Section 5.9 below, the Company will be obligated to redeem such Performance Unit and pay the holder thereof, in cash, an amount equal to the Vested Unit Value of such Performance Unit. Such payment will be made as promptly as practical after the Book Value of the Company Stock as of the fiscal year-end has been finally determined. Payment for any vested Performance Unit held by a Participant at the time of such Participant's death will be made to such Participant's estate or personal representative.

5.9   Optional Deferral of Payment for Vested Performance Units.  A Participant
      ---------------------------------------------------------
      may elect to defer receipt of payment for any vested Performance Unit, if, on or prior to the last day of the 6th month of the fiscal year at the end of which such Performance Unit is scheduled to vest, such Participant notifies the Committee, in writing (in such manner as the Committee may establish) of his or her election so to defer. Upon the vesting of such Performance Unit (in the manner and subject to the conditions otherwise applicable hereunder), the amount that would otherwise be payable to such Participant upon the redemption of such Performance Unit will be treated as compensation deferred by such Participant under the Roundy's Inc. Deferred Compensation Plan or such other deferred compensation plan as the Company may at that time have in effect.

5.10  Termination of Performance Period Upon Change in Control.  Upon the
      --------------------------------------------------------
      occurrence of a Change in Control any Performance Period which is then in effect will, for all purposes under this Plan, be deemed to have terminated as of the fiscal year end immediately preceding such Change in Control. No Awards will be made for the fiscal year in which a Change in Control occurs.

                                    PART VI
                                    -------


6.1   Nontransferability.  No right to any Bonus or Award, nor any
      ------------------
      Performance Units awarded hereunder, shall be transferable or assignable by the Participant except by will or the laws of descent and distribution.

6.2   No Rights as Stockholder.  A Participant shall not, by
      ------------------------
      virtue of his or her participation in this Plan or the award of any Bonus or Performance Unit hereunder, have any rights as a stockholder of the Company.

6.3   Effect of Stock Dividends, Merger, etc.  In the event of any
      --------------------------------------
      merger, consolidation, share exchange, split-up or combination involving the Company, if any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to its Company Stock, resulting in a split-up or combination or exchange of shares, the determination of Book Value hereunder, and/or the number of Performance Units held by Participants, shall be appropriately adjusted.

6.4   Tax Withholding.  The Company may deduct and withhold from any amounts
      ---------------
      payable to a Participant hereunder (or otherwise payable as compensation by the Company) such amounts as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes attributable to any Bonus or Performance Unit awarded or payment made hereunder.

6.5   Effective Date of Plan.  The Plan shall become effective as of December
      ----------------------
      31, 2000, for the fiscal year 2001 beginning on that date. The initial Performance Period hereunder will consist of the Company's fiscal years 2001, 2002 and 2003.

6.6   Amendments.  The Board may from time to time amend, modify, suspend or
      ----------
      terminate the Plan; provided, however, that no such action shall impair without the Participant's consent the right to be paid for, or otherwise alter the financial or economic terms of, any Performance Unit which has theretofore vested. Any such amendment, modification or termination shall be effective at such time as the Board may specify, and may be effective, retroactively (subject to the proviso to the preceding sentence).

6.7   Construction.  Except as otherwise required by applicable federal laws,
      ------------
      the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.